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                                   Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Oxford Industries, Inc. of our report dated July 11, 2003, with respect to the consolidated financial statements of Oxford Industries, Inc. and Subsidiaries for the years ended May 30, 2003 and May 31, 2002, included in the 2003 Annual Report to Shareholders of Oxford Industries, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-7231 and Form S-8 No. 33-64097) pertaining to the Oxford Industries, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-59409) pertaining to the Oxford Industries, Inc. 1997 Restricted Stock Plan and in the Registration Statement (Form S-8 No. 333-59411) pertaining to the Oxford Industries, Inc. 1997 Stock Option Plan of our report dated July 11, 2003, with respect to the consolidated financial statements incorporated herein by reference.


                                    /s/ Ernst & Young LLP
Atlanta, Georgia
August 25, 2003